EXHIBIT 21

                              SIENA HOLDINGS, INC. AND SUBSIDIARIES

                                       CORPORATE STRUCTURE
                                          June 30, 2002

      The consolidated structure of the Company is set forth in the following table which identifies each corporate entity's subsidiaries and shows the state of incorporation in which each of SHI and its subsidiaries are incorporated. Each entity is headquartered at 5068 West Plano Parkway, Suite 300, in Plano, Texas.

                                                                                           State of
Corporation                                                                             Incorporation
-----------                                                                             -------------
Siena Holdings, Inc. (formerly Lomas Financial Corporation) (1) .....................      Delaware
     Siena Information Systems, Inc (formerly Lomas Information Systems) ............      Nevada
     Siena Management, Inc. (formerly Lomas Management, Inc.) .......................      Nevada
     Siena Properties, Inc. (formerly Lomas Properties, Inc.) .......................      Texas
       Siena Investment Properties, Inc. (formerly Lomas Investment Properties, Inc.)      Nevada
     Siena Housing Management Corp. (formerly Lomas Housing Management Corp.) .......      Texas
     LLG Lands, Inc. ................................................................      Arkansas

Notes to Table of Corporate Structure:

(1) Unless otherwise stated, each affiliated entity is a corporation and is 100 percent owned by the indicated parent company.